EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of October 10, 1997, by and between American Interactive Media, Inc. (hereinafter the "Company"), a Nevada corporation, and Mark Graff (hereinafter "Employee").

     WHEREAS, the Company desires to employ Employee as its President, and Employee desires to be employed by the Company from and after the date hereof upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

     1. EMPLOYMENT:

          a. The Company shall employ Employee and Employee accepts employment by the Company and shall render services as its President, with specific duties, not inconsistent with the office of President, as determined by the Company's Board of Directors.

          b. It is expressly understood that the Company's Board of Directors shall, as soon as practicable after the execution of this Agreement, elect Employee as a member of the Company's Board of Directors.

          c. Employee shall have final approval of any public or internal notices concerning his employment, election as a director, termination as an employee or withdrawal as a director.

     2. TERM:

          a. The term of this Agreement, and the term of Employee's employment hereunder, shall commence as of September 30, 1997 (the "Effective Date") and shall end on January 2, 2002, if not terminated by Employee or the Company on or prior to any such anniversary. Notwithstanding the foregoing, however, and subject to the terms and conditions set forth elsewhere in this Agreement, the Company may terminate Employee's employment hereunder at any time, with or without cause.

          b. Employee shall have the right to terminate his employment hereunder for cause upon written notice to the Company referring to this subparagraph 2(b) and describing the condition relied upon by him in invoking the provisions hereof if, without Employee's written consent: (i) the Company fails to pay any salary or other compensation or benefit required to be paid to Employee hereunder when due and for an additional period of fifteen
     (15) days after demand therefor by Employee; (ii) there is consummated a merger or consolidation of the Company with any other corporation or corporations in which the Company is not the surviving corporation; or
     (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets.

     3. COMPENSATION:

          a. During the term of his employment hereunder, the Company shall pay Employee a base salary as follows: (i) at the rate of Two Hundred Fifty Thousand ($250,000.00) Dollars per year pro rated for the year 1997; and
     (ii) at the rate of Three Hundred Thousand ($300,000.00) Dollars during the year 1998. The Employee's base salary for the years 1999, 2000 and 2001 shall be determined by good faith negotiation between the Employee and the Company, but in no event shall be less than Three Hundred Thousand ($300,000.00) Dollars. Employee's base salary shall be paid in equal, bi-monthly installments commencing with the first pay period immediately following the Effective Date, or at such other intervals upon which Employee and the Company shall mutually agree, and to the extent allowed by applicable law,


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

     shall not when provided be reduced by federal, state, or local payroll withholding taxes. Employer and Employee may agree at any time to increase Employee's base salary.

          b. The parties understand and agree that, in the course of and incident to his employment by the Company, Employee will perform executive services for the Company's majority-owned subsidiary corporations. The Company shall have the right, in its sole discretion, to allocate the financial burden of Employee's salary hereunder among its subsidiary corporations, and any salary received by Employee from any majority-owned subsidiary of the Company shall reduce the amount payable directly by the Company; provided, however, that nothing herein is intended to relieve or shall relieve the Company from its responsibility to pay the full amount of Employee's salary to the extent not already paid by a subsidiary of the Company.

     4. OTHER BENEFITS:

          a. The Company shall reimburse Employee for ordinary and reasonable business expenses incurred by him in the performance of services pursuant to this Agreement. In addition, the Company shall reimburse Employee for a leased automobile for his use, and shall reimburse Employee for operating expenses with respect to such vehicle, including (without limitation) gasoline, oil, insurance, general maintenance, tires, batteries and repairs.

          b. During the term of his employment and during any restricted period during which he is entitled to receive payments pursuant to subparagraph 5(c) below, Employee shall be entitled to participate in any medical, health, disability and accident or other hospitalization or insurance plan established by the Company for its employees, on a basis equivalent to a full-time employee.



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

          c. Employee shall have the right to participate in any bonus compensation plan or other prerequisites that may be established from time to time appropriate to his position.

          d. During each full year of the term of his Employment, Employee shall be entitled to three (3) weeks' paid vacation time which shall not be cumulative from year to year.

          e. If Employee is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that he was a director or officer of the Company, or was acting on behalf of or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture or other enterprise or entity, the Company shall indemnify Employee against all expenses, liability and loss actually and reasonably incurred or suffered by him in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Company, to the extent that such indemnification is not prohibited by law as it presently exists or may hereafter be amended. Upon Employee's request, the Company shall pay expenses reasonably incurred by Employee in defending a Proceeding as they are incurred, in advance of the final disposition of such Proceeding; provided, however, as a condition to his right to receive such advances, Employee shall agree to reimburse to the Company the amounts so advanced if and to the extent that a court of competent jurisdiction shall determine that, because of his actions related to the claim upon which such Proceedings were based, indemnification of Employee from liability for such claim or expenses incurred in connection with the defense of such claim was not allowed under applicable laws. The


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

     Company's obligations under this paragraph 4(f) shall continue in respect to any act or omission by Employee when done on behalf of or at the request of the Company, even if a Proceeding is commenced after termination of Employee's obligations under this Agreement, and even if such Proceeding is frivolous, fraudulent or commenced in bad faith.

          f. During the term of this Agreement or any extension of this Agreement, and for any acts or omissions arising from the performance of Employee's obligations under this Agreement, the Company shall maintain Directors' and Officers' liability insurance reasonably acceptable in form and content to Employee, with a minimum limit of Three Million ($3,000,000.00) Dollars, which shall inure to the benefit of Employee. The Company shall cause such insurance to be in force within thirty (30) days of the execution of this Agreement.

     5. COMPENSATION UPON TERMINATION: If Employee's employment is terminated at any time during the term of this Agreement, the following provisions shall apply:

          a. If Employee's employment is terminated for any reason whatsoever, except for (i) termination by the Company with cause, as defined in subparagraph 5(d) below, or (ii) by Employee without cause pursuant to subparagraph 2(c) above, then, in such event, the Company shall pay Employee, at the time of such termination, an amount equal to the difference of (i) two years' base salary at the amount in effect at the time of such termination, as provided in subparagraph 3(a) herein, and (ii) any remuneration received by the Employee in the first year after such termination through gainful employment obtained after making a reasonable effort to obtain employment, which payment shall be made in lieu of any other severance or post-employment benefits except as otherwise expressly provided for in this Agreement.


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

     Employee also shall have the option to continued use of the automobile as described in paragraph 4(a) herein, without regard to subsequent employment, for the full term of this Agreement and any agreed-upon extended term, even if Employee's employment is terminated as described in this paragraph 5(a), and shall be entitled to the benefits of subparagraphs 4(b), 4(c), 4(f), 4(g) and 5(b) herein.

          b. If Employee's employment is terminated by his death, his estate or a beneficiary designated by him on notice to the Company shall receive (i) the remainder of his base salary through the last month of the year of his death, plus (ii) one year's base salary at the rate in effect in the year of his death, which payments shall not be reduced by life insurance proceeds, if any, paid to beneficiaries designated by Employee under any life insurance policy owned by the Company.

          c. If Employee voluntarily terminates his employment with the Company without cause, the Company at its election, by notice to Employee given not later than ten (10) days after such termination and referring specifically to this subparagraph (c), shall have the right to require for one (1) year from the date of termination (the "restricted period") that Employee not directly or indirectly engage in any competitive activity, as defined below, and, if the Company so elects, Employee agrees not to engage in any competitive activity, provided, however, that (i) the Company provides Employee with all pay, benefits, bonuses, options and perquisites described in subparagraph 3(a) herein ("Compensation"); (ii) such Compensation shall not be provided when such Compensation would otherwise be due, but rather shall be accelerated and provided to Employee within ten (10) days of Employee's termination and shall include One Hundred (100%) Percent of all cash compensation which otherwise would be provided under paragraph 3 (a) of the Agreement for the year following the year in which


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

     Employee's termination occurs. The Company shall honor and timely perform its obligations to Employee under subparagraphs 4 (a) through 4 (c) and 4
     (e), 4 (f), 5(a) and 5 (b) herein. Any failure by the Company to provide the compensation accelerated as required hereunder, or to honor and timely perform its obligations to Employee under subparagraphs 4(a) through 4 (c) and 4 (e), 4 (f), 5 (a) and 5 (b) above, and shall constitute a full and irrevocable waiver of the Company's rights under this subparagraph 5 (c).

          d. For the purposes of subparagraph 5(a) above, "cause" for termination of Employee's employment shall exist only in the event of Employee's gross negligence or intentional malfeasance in the performance of his duties as an officer of the Company and/or its subsidiaries which results in or creates a substantial risk of serious financial injury to the Company.

          e. For purposes of subparagraph 5 (c) above, the term "competitive activity" shall mean directly or indirectly, acting alone or in conjunction with others: (i) engaging as a director, officer, employee, partner, shareholder or any other capacity, in any business related, indirectly or directly, to the manufacture or sale of internet access hardware, access software or access services; (ii) requesting any customers of any business then being conducted by Company to curtail or cancel their business with the Company; (iii) disclosing to any person, firm or corporation any trade, technical or technological secrets, any details or organization or business affairs, any names of past or present customers of Company or any other information relating to the business of Company; (iv) soliciting, canvassing or accepting any business or transaction for any other person, firm or corporation or business similar to any business of Company; (v) inducing, or attempting to influence, any employee of Company to terminate employment with Company or to enter into any employment or other business

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

     relationship with any other person (including Employee), firm or corporation; (vi) acting in any manner which he shall have reason to believe is contrary to the best interests of Company; provided, however, that nothing in this paragraph 5(e) shall be deemed by the Company to prevent or restrict Employee from fully performing all obligations to which he is bound (by contract or otherwise) at the time of the execution of this Agreement, including (without limitation) participation on boards of directors, performance of covenants of restriction, or obligation to report business activities.

     6. OWNERSHIP OF DOCUMENTS/PROPRIETARY PROPERTY.

          a. All books, tapes, records, documents, programs, customer lists, supplier lists or any other confidential information of the Company, regardless of whether developed, compiled or made by Employee, made available to Employee or used by Employee during the term of this Agreement are and shall remain the property of the Company and shall be delivered to the Company by Employee at the end of the term hereof.

          b. Employee shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit any and all articles, inventions, improvements, discoveries, copyrights, information, ideas and suggestions (whether patentable or not) (collectively, "Proprietary Property") (i) which he may develop, acquire, conceive or reduce to practice while Employee is carrying out the duties of this Agreement and which relate to the business, products or services of the Company, including the design and/or development of internet access software programs and codes, and/or
     (ii) which result directly or indirectly, in whole or in part, from use of the time, facilities, materials or information of the Company; in each case together with all patent applications, copyrights and reissues thereof that may at any time be granted for or upon any such Proprietary Property. Employee understands and agrees


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

     that the Company is and shall be the sole owner of any and all property rights in any Proprietary Property.

          c. Employee agrees to execute such further assignments as necessary to the Company or to its nominees, successors, or assigns of all of his right, title and interest in and to any and all such Proprietary Property and in and to any and all copyrights and patent applications therefor, and in and to all copyrights and patents that may be granted therefor throughout the world. Employee also agrees, during and subsequent to his employment with the Company, to render to the Company at its expense all such assistance as the Company may require in order to fully carry out the intent of this Agreement.

          d. Employee shall keep and maintain adequate and current written records of all such Inventions in the form of notes, sketches, drawings, or reports relating thereto, which records shall be made available to, and remain the property of, the Company at all times.

          e. Employee represents, warrants and agrees that as of the date of this Agreement, he has not developed, conceived or reduced to practice any Proprietary Property other than those for which a copyright registration or patent application have been previously filed or which are listed in Exhibit "B" attached hereto.

          f. Except as expressly set forth herein, no severance or similar compensation shall be payable to Employee upon the termination of his employment.

     7. ADDITIONAL OBLIGATIONS OF THE COMPANY UPON TERMINATION: Upon the termination of Employee's employment for any reason or cause other than termination by the Company with cause, or termination by Employee without cause, options to purchase common stock of the Company owned by Employee shall be convertible into common stock of the Company by Employee, at his election, upon notice to the Company


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

making specific reference to this Section 7. Any such conversion shall be effective upon the giving of such notice by Employee. The numbers of shares into which such options shall be converted shall equal the number of options to be converted multiplied by a fraction, the numerator of which is the difference between the market price of the common stock (determined in accordance with Section 3(c) above) on the date of conversion minus the exercise price of the options, and the denominator of which shall equal the market price of the Company's common stock on such date.

     8. ASSIGNMENT: This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that: (i) the Company may assign or transfer this Agreement to a successor organization in the event of merger, consolidation, or transfer of sale of all or substantially all of the assets of the Company, in which case the term Company shall mean such successor, provided that in the case of any such assignment or transfer, the obligations of this Agreement are assumed by such successor or are binding upon and inure to the benefit of such successor as a matter of law; and (ii) in the event of Employee's death, the term "Employee" shall include his heirs, executors and administrators.

     9. NOTICES: All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office enclosed in a certified post-paid envelope, addressed to the respective parties stated below, or to such changed address as such party may fix by notice as aforesaid:

                  To the Company:           Attn.: Board of Directors
                                            611 Broadway, Suite 308
                                            New York, New York 10012



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                  To Employee:              Mr. Mark Graff
                                            2 Perry Lane
                                            Upper Nyack, New York 10960

     10. RESOLUTION OF DISPUTES:

          a. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, including, without limitation, a claim for declaratory relief or relief which is equitable in nature, shall be settled by arbitration in the State of New York, by an arbitrator selected by Employee and the Company. If the Company and Employee cannot agree on the appointment of an arbitrator within ten (10) days after a request for arbitration, then such arbitration shall be conducted by a panel of three arbitrators selected in accordance with procedures established and implemented by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as otherwise provided in this paragraph 10. Except as otherwise provided herein, all costs of the arbitrator shall be borne by the Company. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Any award of the arbitrator may include interest at a rate or rates considered just under the circumstances by the arbitrator, but shall not include any award of punitive damages.

          b. Employee shall be entitled to recover from the Company reasonable attorney's fees and costs and other expenses incurred by him in connection with any arbitration hereunder. Subject to the limitations of subparagraph 10(c) below, payment of such fees and expenses shall be made by the Company as they are incurred by Employee. If, however, the arbitrator(s) should later determine that, under the circumstances, it was unjust for the Company to have made any of these payment of attorney's fees and costs and expenses to


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

     Employee, the arbitrator(s) may require Employee to repay any such payments in accordance with such terms and conditions as the arbitrator(s) shall direct.

          c. Notwithstanding anything to the contrary in subparagraph 10(b) above, the amount which the Company shall be required to advance to Employee or which Employee shall be entitled to recover from the Company on account of attorney's fees, costs and expenses incurred by him in any arbitration hereunder shall be limited to the amount incurred by the Company on account of its own attorney's fees, costs and expenses, as and when such fees, costs and expenses are incurred by the Company, unless the arbitrator(s) shall determine that, under the circumstances, it is unjust to so limit the Company's advances and reimbursements to Employee.

          d. Employee recognizes that immediate and irreparable damage will result to Company if Employee breaches any of the terms and conditions of
     Section 5(e) (if applicable) or 6 hereof. Therefore, notwithstanding any other term of this Agreement, Employee and Company agree that any claim for injunctive relief (including preliminary injunctive relief) based upon an alleged violation of such Sections may be brought in the courts of the State of New York (including the United States District Court for the Southern District of New York) and Employee consents to the jurisdiction of such courts.

     11. MISCELLANEOUS:

          a. At any time, and from time to time, after the signing of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

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

          b. This Agreement shall be governed, construed and enforced in accordance with the substantive laws of the State of New York, notwithstanding any conflicts-of-law doctrines or laws of any jurisdiction to the contrary.

          c. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their heirs, personal representatives, successors and assigns.

          d. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          e. This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted this Agreement.

          f. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          g. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Without limiting the foregoing, it is specifically agreed with regard to each of the covenants in this Agreement set forth in paragraphs 8 and 9 that they are severable and if any of them are held invalid or unenforceable by reason of length of time, area covered or actively covered, or any combination thereof, or for any other reason, and such covenant shall be adjusted or reduced to the extent necessary to cure any invalidity and to protect the interest of the Company to the fullest extent of the law.

          h. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.


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

     IN WITNESS WHEREOF, Employee has signed his name and the Company, by the signatures of its duly authorized officers, has executed this Agreement as of the date and year mentioned at the top of page one.


                                            ____________________________________
                                            American Interactive Media, Inc.

(CORPORATE SEAL)

                                            By:  _______________________________

                                            Attest: ____________________________
                                                            Secretary

WITNESS:

________________________________            ____________________________________
                                            Mark Graff



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